Exhibit W

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                          dated as of February 16, 1993


                                      among



                         AMERICAN MARKETING WORKS, INC.

                         THE LENDERS REFERRED TO HEREIN


                                       and


                           GREYROCK CAPITAL GROUP INC.
                                    as Agent

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01.  Certain Defined Terms...................................1
      SECTION 1.02.  Accounting Terms and Determinations.....................8
      SECTION 1.03.  Other Definitional Provisions...........................9


                                   ARTICLE II

                                 TRANCHE A LOANS

      SECTION 2.01.  Tranche A Loans.........................................9
      SECTION 2.02.  Tranche A Notes.........................................9
      SECTION 2.03.  Interest on the Tranche A Loans.........................9
      SECTION 2.04.  Repayments and Prepayments of Tranche A Notes..........10


                                   ARTICLE III

                                 TRANCHE B LOANS

      SECTION 3.01.  Tranche B Loans........................................10
      SECTION 3.02.  Tranche B Notes........................................10
      SECTION 3.03.  Interest on the Tranche B Loans........................11
      SECTION 3.04.  Repayments and Prepayments of Tranche B Notes..........11


                                   ARTICLE IV

                           CONDITIONS TO EFFECTIVENESS

      SECTION 4.01.  Conditions to Effectiveness............................11
      SECTION 4.02.  Consequences of Effectiveness; Transitional Provisions.13

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01.  Corporate Existence and Power..........................14
      SECTION 5.02.  Corporate and Governmental Authorization; No

                       Contravention .......................................14
      SECTION 5.03.  Binding Effect; Liens of Security Documents............14
      SECTION 5.04.  Financial Information..................................14
      SECTION 5.05.  Litigation.............................................15
      SECTION 5.06.  Ownership of Property Liens............................15
      SECTION 5.07.  No Default.............................................15
      SECTION 5.08.  No Burdensome Restrictions.............................16
      SECTION 5.09.  Labor Matters..........................................16
      SECTION 5.10.  Subsidiaries; Other Equity Investments.................16
      SECTION 5.11.  Investment Company Act.................................16
      SECTION 5.12.  Margin Regulations.....................................16
      SECTION 5.13.  Taxes..................................................17
      SECTION 5.14.  Compliance with ERISA..................................17
      SECTION 5.15.  Related Transactions...................................17
      SECTION 5.16.  Employment, Shareholders and Subscription Agreements...17
      SECTION 5.17.  Representations and Warranties Incorporated
                        from Other Operative Documents......................17
      SECTION 5.18.  Private Offering.......................................18
      SECTION 5.19.  Compliance with Environmental Requirements;
                        No Hazardous Materials..............................18

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      SECTION 6.01.  Financial Statements and Other Reports.................20
      SECTION 6.02.  Payment of Obligations.................................22
      SECTION 6.03.  Conduct of Business and Maintenance of Existence.......23
      SECTION 6.04.  Maintenance of Property; Insurance.....................23
      SECTION 6.05.  Compliance with Laws...................................24
      SECTION 6.06.  Inspection of Property, Books and Records..............24
      SECTION 6.07.  Use of Proceeds........................................24
      SECTION 6.08.  Further Assurances.....................................24
      SECTION 6.09.  Lenders' Meetings......................................25
      SECTION 6.10.  Consummation of the Acquisition........................25
      SECTION 6.11.  Hazardous Materials; Remediation.......................25

      SECTION 6.12.  Enforcement of Covenants Not to Compete................25
      SECTION 6.13.  Landlord and Warehouseman Waivers......................26

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      SECTION 7.01.  Debt...................................................26
      SECTION 7.02.  Negative Pledge........................................27
      SECTION 7.03.  Capital Stock..........................................27
      SECTION 7.04.  ERISA..................................................28
      SECTION 7.05.  Consolidations, Mergers and Sales of Assets............28

      SECTION 7.06.  Purchase of Assets, Investments........................28
      SECTION 7.07.  Transactions with Affiliates...........................29
      SECTION 7.08.  Amendments or Waivers..................................29
      SECTION 7.09.  Fiscal Year............................................29

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.01.  Events of Default......................................29

                                   ARTICLE IX

                         FEES, EXPENSES AND INDEMNITIES;
                     GENERAL PROVISIONS RELATING TO PAYMENTS

      SECTION 9.01.  Computation of Interest................................32
      SECTION 9.02.  General Provisions Regarding Payments..................32
      SECTION 9.03.  Expenses...............................................33
      SECTION 9.04.  Indemnity..............................................33
      SECTION 9.05.  Taxes..................................................34
      SECTION 9.06.  Maximum Interest.......................................34

                                    ARTICLE X

                                    THE AGENT

      SECTION 10.01.  Appointment and Authorization.........................35
      SECTION 10.02.  Agent and Affiliates..................................35
      SECTION 10.03.  Action by Agent.......................................35
      SECTION 10.04.  Consultation with Experts.............................35
      SECTION 10.05.  Liability of Agent....................................35
      SECTION 10.06.  Indemnification.......................................36
      SECTION 10.07.  Credit Decision.......................................36
      SECTION 10.08.  Successor Agent.......................................36

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.01.  Survival..............................................37
      SECTION 11.02.  No Waivers............................................37
      SECTION 11.03.  Notices...............................................37
      SECTION 11.04.  Severability..........................................37
      SECTION 11.05.  Amendments and Waivers................................37
      SECTION 11.06.  Successors and Assigns; Registration..................38
      SECTION 11.07.  Collateral............................................40
      SECTION 11.08.  Headings..............................................40
      SECTION 11.09.  Governing Law; Submission to Jurisdiction.............40

      SECTION 11.10.  Notice of Breach by Agent or Lender...................40
      SECTION 11.11.  WAIVER OF JURY TRIAL..................................41
      SECTION 11.12.  Counterparts; Integration.............................41

EXHIBIT A               - Tranche A Note
EXHIBIT B               - Tranche B Note
EXHIBIT C               - Opinion of counsel to the Company
EXHIBIT D               - Opinion of counsel to the Signal


SCHEDULE 1.01           - Security Documents
SCHEDULE 5.02           - Required Consents and Defaults
SCHEDULE 5.04(c)        - Financial Information
SCHEDULE 5.05           - Legal Proceedings
SCHEDULE 5.07           - Defaults
SCHEDULE 5.10           - Subsidiaries
SCHEDULE 5.13           - Taxes
SCHEDULE 5.16           - Compensation Arrangements
SCHEDULE 5.19           - Environmental Matters
SCHEDULE 6.04           - Required Insurance
SCHEDULE 7.01           - Outstanding Debt

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of February 16, 1993 among AMERICAN MARKETING WORKS, INC. (as successor to AMW Acquisition Corp.), the LENDERS listed on the signature pages hereof and GREYROCK CAPITAL GROUP INC. (as successor to U S West Financial Services, Inc.), as Agent.

            WHEREAS, the Company, the Lenders and the Agent are party to a Credit Agreement (as heretofore amended, the "Original Credit Agreement") dated as of February 16, 1993;

            WHEREAS, the parties hereto desire to further amend the Original Credit Agreement to (i) change the amortization schedule of the Tranche A Loans and the maturity date of the Tranche A Loans and Tranche B Loans, (ii) terminate the Working Capital Commitments and the Market Opportunity Commitments and provide for the payment in full of all outstanding Working Capital Loans and
(iii) make a number of other changes therein, all as hereinafter set forth; and

            WHEREAS, in order to set forth in one document, for the convenience of the parties, the text of the Original Credit Agreement as heretofore amended and as amended by the amendments to be made upon the effectiveness hereof, the Original Credit Agreement as heretofore amended will, upon satisfaction of the conditions set forth in Section 4.01 hereof, be amended and restated to read in full as set forth herein;

            NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. The following terms have the following meanings:

            "Acquisition" means the acquisition by Signal of all of the capital stock of the Company and all other transactions contemplated by the Acquisition Documents to be consummated on or before the Effective Date.

            "Acquisition Documents" means the Stock Purchase Agreement and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

            "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Transaction" has the meaning specified in Section 7.08.

            "Agent" means Greyrock Capital in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

            "Agreement" means the Original Credit Agreement, as amended by this Amended Agreement and as the same may be further amended from time to time in accordance with the terms hereof.

            "Amended Agreement" means this Amended and Restated Credit Agreement dated as of February 16, 1993 among the Company, the Lenders listed in the signature pages hereof and the Agent.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "Casualty Insurance Policy" means any insurance policy maintained by the Company or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and regulations promulgated thereunder.

            "Class" refers, with respect to Loans, to whether such Loans are Tranche A Loans or Tranche B Loans and, with respect to Commitments, to whether such Commitments are Tranche A Commitments or Tranche B Commitments.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means all property mortgaged, pledged or otherwise purported to be subjected to a Lien pursuant to the Security Documents.

            "Commitment" means a Tranche A Commitment or Tranche B Commitment or any combination of the foregoing, as the context may require.


            "Company" means American Marketing Works, Inc., a Delaware corporation, together with its successors.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

            "Debt" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(viii) all Debt of others Guaranteed by such Person.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Effective Date" means the date on which this Amended Agreement becomes effective in accordance with Section 4.01.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

            "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.


            "Event of Default" has the meaning set forth in Section 8.01.

            "Financing Documents" means this Agreement, the Notes and the Security Documents.

            "First Spring" means FS Signal Associates I, a general partnership and its successors.

            "Fiscal Year" means a fiscal year of the Company.

            "GAAP" has the meaning set forth in Section 1.02.

            "Greyrock Capital" means Greyrock Capital Group, Inc. a Delaware corporation, and its successors.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hazardous Materials" means (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "Hazardous Materials Contamination" means levels of contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of (i) Hazardous Materials, or any derivatives thereof, disposed of in connection with the relevant property or (ii) the migration of Hazardous Materials, or any derivatives thereof, generated on or emanating from the relevant property onto such other property.

            "Indemnitees" has the meaning set forth in Section 9 .05.


            "Insurance Account" has the meaning set forth in the Security Agreement.

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "Key-Man Life Insurance Policy" has the meaning set forth in Section 6.04(c).

            "KKE" means Kidd, Kamm Equity Partners, L.P., a Delaware limited partnership, and its successors.

            "Lender" means Greyrock Capital and each other Person that becomes a registered holder of a Note pursuant to Section 11.06, and their respective successors, and "Lenders" means all of the foregoing.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loans" means the Tranche A Loans and the Tranche B Loans, or any combination of the foregoing, as the context may require.

            "Margin Stock" has the meaning assigned thereto in Regulation G of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

            "Material Plan" means at any time a Plan having Unfunded
Liabilities.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

            "MW Holdings" means MW Holdings, L.P., a California limited partnership.

            "Notes" means the Tranche A Notes and the Tranche B Notes or any combination of the foregoing, as the context may require.


            "Officers' Certificate" means a certificate executed on behalf of a Person by its chairman of the board (if an officer), chief executive officer or president or one of its vice presidents and by its chief financial officer or treasurer.

            "Operative Documents" means the Financing Documents, the Acquisition Documents and the Working Capital Facility.

            "Original Closing Date" means February 16, 1993.

            "Original Credit Agreement" has the meaning specified in the recitals hereto.

            "Payment Account" means, with respect to each Lender, the account specified on the signature pages hereof into which all payments from the Company shall be made, or such other account as such Lender shall from time to time specify by notice to the Company.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Contest" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

            "Permitted Liens" means Liens permitted pursuant to Section 7.02.

            "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.) as amended from time to time and regulations promulgated thereunder.


            "Required Lenders" means at any time Lenders holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, having at least 51% of the aggregate amount of the Commitments.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

            "Security Agreement" has the meaning set forth on Schedule 1.01.

            "Security Documents" means the documents and agreements listed on
Schedule 1.01 hereto and any other agreement pursuant to which the Company or any of its Subsidiaries, Affiliates or stockholders provides a Lien on its assets in favor of the Agent for the benefit of the Lenders, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof or of any other Security Document.

            "Shirt Shed Agreement" has the meaning specified in Section 1.01.

            "Signal" means Signal Apparel Company, Inc., an Indiana corporation, and its successors.

            "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of October 6, 1994 among the Company, KKE, MW Holdings, the other shareholders of the Company named therein and Marvin and Sherri Winkler and Signal.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

            "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Company or any of its Subsidiaries.


            "Tranche A Commitment" means, for Greyrock Capital as Lender, an amount equal to $6,500,000.

            "Tranche A Loan" has the meaning set forth in Section 2.01.

            "Tranche A Note" has the meaning set forth in Section 2.02.

            "Tranche B Commitment" means, for Greyrock Capital as Lender, an amount equal to $2,750,000.

            "Tranche B Loan" has the meaning set forth in Section 3.01.

            "Tranche B Note" has the meaning set forth in Section 3.02.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under the Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Working Capital Facility" means (a) the Factoring Agreement dated as of November __, 1994 between the Company and BNY Financial Corporation or (b) any successor or replacement factoring agreement or other type of working capital facility entered into by the Company, in each case as amended from time to time.

            SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Lenders that the Company wishes to amend any covenant in Article VII or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article VII or any related definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

            SECTION 1.03. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                   ARTICLE II

                                 TRANCHE A LOANS

            SECTION 2.01. Tranche A Loans. Upon the terms and subject to the conditions set forth in the Original Credit Agreement, Greyrock Capital made a senior floating rate loan to the Company on the Original Closing Date pursuant to this Section 2.01 in a principal amount equal to its Tranche A Commitment (such loan, or any portion thereof assigned to any other Lender in accordance with Section 11.06, being referred to as a "Tranche A Loan"). Subsequent to the Original Closing Date, the Company repaid the Tranche A Loans in the aggregate principal amount of $1,500,000 and as a condition to the effectiveness of this Amended Agreement the Company shall repay the Tranche A Loans in an aggregate principal amount of $250,000, leaving a balance of $4,750,000 outstanding. Tranche A Loans are not revolving in nature and amounts of such Loans repaid or prepaid may not be reborrowed.

            SECTION 2.02. Tranche A Notes. On the Effective Date, Greyrock Capital shall exchange the "Tranche A Note" currently outstanding under the Original Credit Agreement for a new Tranche A Note complying with the terms of this Section 2.02. From and after the Effective Date, each Tranche A Loan shall be evidenced by a Tranche A Note of the Company substantially in the form of Exhibit A (each such note, a "Tranche A Note"), dated the Original Closing Date, in a principal amount equal to the outstanding principal amount of such Tranche A Loan, duly executed and delivered by the Company and payable to the Lender of such Tranche A Loan.

            SECTION 2.03. Interest on the Tranche A Loans. Each Tranche A Loan shall bear interest on its principal amount outstanding from the Original Closing Date at the rate determined as set forth in the Tranche A Note in respect thereof. On the Effective Date, the

Company shall pay all unpaid interest that has accrued on the Tranche A Notes to (but excluding) the Effective Date. From and after the Effective Date, interest shall be payable monthly in arrears, commencing December 1, 1994, as set forth in the Tranche A Note.

            SECTION 2.04. Repayments and Prepayments of Tranche A Notes. (a) Maturity. There shall become due and payable and the Company shall repay on June 30, 1995 (or if such day is not a Business Day, on the next succeeding Business
Day), the entire outstanding principal amount of each Tranche A Note, together with accrued and unpaid interest on the principal amount being repaid to and including the date of payment.

            (b) Optional Prepayments. The Company may prepay the Tranche A Notes in whole or in part (in principal amounts of $100,000 or in any integral multiple of $10,000 in excess thereof) at any time, upon at least 10 days' prior irrevocable notice to the Lenders (and such amounts specified in such notice shall become due and payable on the date so specified), by paying an amount equal to the aggregate principal amount being prepaid together, in each case, with accrued and unpaid interest on the principal amount being prepaid to and including the date of payment.

            (c) Application of Payments. Each repayment or prepayment of less than all the outstanding aggregate principal amount of the Tranche A Notes shall be applied pro rata to all the Tranche A Notes according to their respective outstanding principal amounts.


                                   ARTICLE III

                                 TRANCHE B LOANS

            SECTION 3.01. Tranche B Loans. Upon the terms and subject to the conditions set forth in the Original Credit Agreement, Greyrock Capital made a floating rate loan to the Company on the Original Closing Date pursuant to this
Section 3.01 in a principal amount equal to its Tranche B Commitment (such loan, or any portion thereof assigned to any other Lender in accordance with Section 13.06, being referred to as a "Tranche B Loan"). Subsequent to the Original Closing Date, the Company repaid Tranche B Loans in the aggregate principal amount of $1,000,000, leaving a balance of $1,750,000 outstanding. Tranche B Loans are not revolving in nature and amounts of such Loans repaid or prepaid may not be reborrowed.

            SECTION 3.02. Tranche B Notes. On the Effective Date, Greyrock Capital shall exchange the "Tranche B Note" currently outstanding under the Original Credit Agreement for a new Tranche B Note complying with the terms of this Section 3.02. From and after the Effective Date, each Tranche B Loan shall be evidenced by a Tranche B Note of the Company substantially in the form of Exhibit B (each such note, a "Tranche B Note"), dated the Original Closing Date, in a principal amount equal to the outstanding principal amount of such Tranche B Loan, duly executed and delivered by the Company and payable to the Lender of such Tranche B Loan.

            SECTION 3.03. Interest on the Tranche B Loans. Each Tranche B Loan shall bear interest on its principal amount outstanding from the Original Closing Date at the rate determined as set forth in the Tranche B Note in respect thereof. On the Effective Date, the Company shall pay all unpaid interest that has accrued on the Tranche B Notes to (but excluding) the Effective Date. From and after the Effective Date, interest shall be payable monthly in arrears, commencing December 1, 1994, as set forth in the Tranche B Notes.

            SECTION 3.04. Repayments and Prepayments of Tranche B Notes. (a) Maturity. There shall become due and payable and the Company shall repay on June 30, 1995 (or, if such day is not a Business Day, on the next succeeding Business
Day) the entire outstanding principal amount of each Tranche B Note, together with accrued and unpaid interest on the principal amount being repaid to and including the date of payment.

            (b) Optional Prepayments. From and after the date on which the Company has paid the Tranche A Notes in full, the Company may prepay the Tranche B Notes in whole or in part (in principal amounts of $100,000 or in any integral multiple of $10,000 in excess thereof) at any time, upon at least 10 days' prior irrevocable notice to the Lenders (and such amounts specified in such notice shall become due and payable on the date so specified), by paying an amount equal to the aggregate principal amount being prepaid together, in each case, with accrued and unpaid interest on the principal amount being prepaid to and including the date of payment.

            (c) Application of Payments. Each repayment or prepayment of less than all the outstanding aggregate principal amount of the Tranche B Notes shall be applied pro rata to all the Tranche B Notes according to their respective outstanding principal amounts.

                                   ARTICLE IV

                           CONDITIONS TO EFFECTIVENESS

            SECTION 4.01. Conditions to Effectiveness. This Amended Agreement shall become effective upon the satisfaction of the following conditions:

            (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by Greyrock Capital of a duly executed Tranche A Note and Tranche B Note in exchange for the "Tranche A Note" and the "Tranche B Note" currently outstanding under the Original Credit Agreement, all in accordance with Sections 2.02 and 3.02 hereof;

            (c) receipt by the Agent of duly executed counterparts each Security Document listed on Schedule 1.01 (including Amendment No. 2 to the Security Agreement), together with evidence satisfactory to it in its sole good faith discretion of the effectiveness of the security contemplated thereby;

            (d) receipt by Greyrock Capital of evidence satisfactory to it in its sole good faith discretion of the satisfaction (without waiver) of all conditions to the closing of the Acquisition on the Effective Date, and that all transactions contemplated by the Operative Documents to be consummated on the closing date of the Acquisition will take place prior to or simultaneously with the transactions hereunder contemplated to take place on the Effective Date, and satisfaction of Greyrock Capital in its sole good faith discretion with the terms and conditions of the Acquisition Documents;

            (e) receipt by Greyrock Capital of evidence satisfactory to it in its sole good faith discretion of the effectiveness of all other Operative Documents, each of which shall be in form and substance satisfactory to Greyrock Capital in its sole good faith discretion;

            (f) receipt by Greyrock Capital of (i) payment in full of the principal of all "Working Capital Loans" outstanding under the Original Credit Agreement, together with accrued and unpaid interest thereon to (but excluding) the Effective Date, (ii) payment in full of all unpaid interest accrued on the Tranche A Notes and the Tranche B Notes to (but excluding) the Effective Date,
(iii) payment of $250,000 in aggregate principal amount of Tranche A Loans and
(iv) reimbursement in full for certain consulting fees paid by Greyrock Capital in an amount equal to $48,075;

            (g) receipt by the Agent of opinions of Weil, Gotshal & Manges, counsel for the Company, substantially in the form of Exhibit C, and of counsel for Signal, substantially in the form of Exhibit D, and covering such additional matters relating to the transactions contemplated hereby as Greyrock Capital may reasonably request (by its execution and delivery of the Operative Documents to which it is a party, the Company and Signal authorize and direct such counsel to deliver such opinions to the Agent);

            (h) receipt by Greyrock Capital, including in its capacity as Agent, of all fees and any other amounts due and payable hereunder of which the Company has received notice (including the fees of Davis Polk & Wardwell, special counsel to the Agent);

            (i) receipt by Greyrock Capital of any information it may request concerning the financial condition, results of operations, liabilities (contingent and otherwise, including with respect to environmental liabilities and employee and retiree benefits) and prospects of, and the financial reporting and accounting systems and the management information systems of, the Company; and confirmation satisfactory to Greyrock Capital, after consultation with management of the Company, independent public accountants for the Company, and any independent environmental consultant or independent accountant retained by Greyrock Capital, of all such information; and satisfaction of Greyrock Capital in its sole good faith discretion with all such information;

            (j) satisfaction of Greyrock Capital in its sole good faith discretion as to the absence of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of the Company or of Signal, or any event or condition which is reasonably likely to result in such a material adverse change;

            (k) receipt by Greyrock Capital of a certificate signed by the chief financial officer, controller or treasurer of the Company to the effect that, after giving effect to the consummation of the Acquisition and the other transactions contemplated to take place on the Effective Date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Company made in or pursuant to the Operative Documents are true;

            (l) receipt by Greyrock Capital of evidence satisfactory to it in its sole good faith discretion that all outstanding obligations of the Company under all factoring agreements with Republic Factors Corp. or its affiliates have been paid, all commitments thereunder shall have been terminated and all Liens created thereunder or in connection therewith shall have been released; and

            (m) receipt by the Agent of all documents it may reasonably request relating to (i) the existence of the Company, Signal and the other parties to the Operative Documents, (ii) the corporate or other authority for and the validity of the Financing Documents and the other Operative Documents, and (iii) any other matters relevant hereto, all in form and substance satisfactory to the Agent in its sole good faith discretion;

The documents referred to in this Section shall be delivered to the Agent no later than the Effective Date. The certificates and opinions referred to in this Section shall be dated the Effective Date.

            SECTION 4.02. Consequences of Effectiveness; Transitional Provisions. Upon the effectiveness of this Amended Agreement:

            (a) The Original Credit Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided that rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Credit Agreement.

            (b) The "Working Capital Commitment" and the "Market Opportunity Commitment" of each Lender under the Original Credit Agreement shall automatically terminate.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants that:

            SECTION 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as will be conducted after the Acquisition. The Company is qualified to do business as a foreign corporation in the State of California.

            SECTION 5.02. Corporate and Governmental Authorization; No Contravention. Except as described in Schedule 5.02, the execution, delivery and performance by the Company of the Operative Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any asset of the Company or any of its Subsidiaries.

            SECTION 5.03. Binding Effect; Liens of Security Documents. (a) Each of the Operative Documents to which the Company is a party (other than the Notes) constitutes a valid and binding agreement of the Company, and each of the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

            (b) The Security Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made in the Security Documents is true and correct.

            SECTION 5.04.  Financial Information.

            (a) The audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the twelve months then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated

Subsidiaries as of such date and their consolidated income, stockholders' accumulated deficit and cash flows for such period.

            (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1994 and the related unaudited consolidated statement of operations for the nine months then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 5.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations for the nine months then ended (subject to normal year-end adjustments).

            (c) Except as described in Schedule 5.04(c), since December 31, 1993, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole.

            SECTION 5.05. Litigation. Except as described in Schedule 5.05, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of any of the Operative Documents. To the knowledge of the Company, there is no action, suit or proceeding pending against, or threatened against or affecting, any party to any of the Operative Documents (other than the Company) before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of any of the Operative Documents.

            SECTION 5.06. Ownership of Property Liens. On and as of the Effective Date, after giving effect to the Acquisition, the Company is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by the Company on the balance sheet referred to in Section 5.04(a), and none of its properties and assets is subject to any Liens, except Permitted Liens. The Company and its Subsidiaries conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Company or any of its Subsidiaries.

            SECTION 5.07. No Default. Except as described in Schedule 5.07 and after giving effect to the effectiveness of this Amended Agreement, no Default has occurred and is continuing and neither the Company nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected.

            SECTION 5.08. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation is, in the reasonable good faith judgment of the management of the Company, reasonably likely to have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole.

            SECTION 5.09. Labor Matters. There are no strikes or other labor disputes pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries. Hours worked and payments made to the employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company or any of its Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

            SECTION 5.10. Subsidiaries; Other Equity Investments. Other than the Subsidiaries listed on Schedule 5.10, the Company has no Subsidiaries on the date hereof. Other than as set forth in Schedule 5.10, each such Subsidiary is, and, in the case of any additional corporate Subsidiaries formed after the Effective Date, each of such additional corporate Subsidiaries will be at each time that this representation is made or deemed to be made after the Effective Date, a wholly-owned Subsidiary that is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Other than as disclosed in Schedule 5.10, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

            SECTION 5.11. Investment Company Act. The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by the Financing Documents do not and will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

            SECTION 5.12. Margin Regulations. None of the proceeds from the

Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, U or X of the Federal Reserve Board.

            SECTION 5.13. Taxes. Except as described in Schedule 5.13, all Federal, state and local tax returns, reports and statements required to be filed by the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. All state and local sales and use taxes required to be paid by the Company or any of its Subsidiaries have been paid. All Federal and state returns have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor have been made.

            SECTION 5.14. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 5.15. Related Transactions. The closing of the Acquisition will occur simultaneously with the effectiveness of this Amended Agreement pursuant to Section 4.01. True and complete copies of all of Acquisition Documents have been delivered to each of the Lenders, together with a true and complete copy of each document to be delivered at the closing of the Acquisition.

            SECTION 5.16. Employment, Shareholders and Subscription Agreements. Except for the Acquisition Documents and the other agreements described in
Schedule 5.17, true and complete copies of which have been delivered to the Lenders, there are no (i) employment agreements covering the management of the Company and its Subsidiaries, (ii) collective bargaining agreements or other labor agreements covering any employees of the Company, (iii) agreements for managerial, consulting or similar services to which the company is a party or which it is bound or (iv) agreements regarding the Company, its assets or operations or any investment therein to which any of its stockholders is a party or by which it is bound.

            SECTION 5.17. Representations and Warranties Incorporated from Other Operative Documents. As of the Effective Date, each of the representations and warranties made in the Operative Documents by the Company, and to the best of the Company's knowledge, each of the other parties thereto (other than any, if any, made by the Agent or any Lender) is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

            SECTION 5.18. Private Offering. Neither the Company nor any Person acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than twenty other institutional investors. Neither the Company nor any Person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act.

            SECTION 5.19. Compliance with Environmental Requirements; No Hazardous Materials. After giving effect to the Acquisition and except as provided on Schedule 5.19:

            (a) Other than (i) generation, (ii) use in the production process and maintenance and cleaning activities all in the ordinary course of business and (iii) storage prior to any such generation or use, in each case in compliance with all applicable Environmental Laws, no Hazardous Materials are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries or have been released into the environment, or deposited, discharged, placed or disposed of at, on or under any of such properties. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of "hazardous wastes" as defined in RCRA (other than processing or handling incidental to the generation of hazardous wastes or storage of such hazardous wastes for a period of less than 90 days, in each case in compliance with all applicable Environmental Laws), nor is any such property affected by any Hazardous Materials Contamination.

            (b) No asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries other than nonfriable asbestos and asbestos-containing materials in any of the buildings located on the properties, the retention of which is permitted by Environmental Laws.


            (c) No polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form other than non-leaking polychlorinated biphenyls within a transformer, capacitor or other piece of equipment or a fluorescent light fixture, the retention of which is permitted by Environmental Laws.

            (d) No underground storage tanks are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, or were located on any such property and subsequently removed or filled.

            (e) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination has been received by the Company or any Subsidiary nor, to the Company's knowledge, is any such notice, notification, demand, request for information, complaint, investigation or order proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries. All such properties and their existing and prior uses comply and at all times have complied, in all material respects, with any applicable governmental requirements relating to environmental matters or Hazardous Materials. There is no condition on any of such properties which is in violation of any applicable material governmental requirements relating to Hazardous Materials, and neither the Company nor any of its Subsidiaries has received any communication from or on behalf of any governmental authority that any such condition exists. None of such properties nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to the Company's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of the Company, is any such property anticipated or threatened to be placed on any such list.

            (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to the Lenders at least five days prior to the date hereof.

            (g) For purposes of this Section 5.19, the terms "Company" and "Subsidiary" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Company or any Subsidiary.


            (h) For purposes of this Section 5.19, any representations or warranties made with respect to properties not presently owned, leased or operated by the Company or any of its Subsidiaries (other than the representations and warranties made in the first and last sentences of clause
(e) of this Section 5.19 and in clause (f) of this Section 5.19) are made only with respect to conditions existing, activities occurring or compliance with governmental requirements, as the case may be, during the period of such ownership, leasing or operation.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

            SECTION 6.01. Financial Statements and Other Reports. The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will deliver to each of the Lenders:

            (a) as soon as practicable and in any event within 30 days after the end of each month of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations of the Company and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Company, subject to changes resulting from audit and normal year-end adjustments;

            (b) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Signal Apparel Company, Inc. and its consolidated subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified in the case of said consolidated financial statements without qualification by Deloitte & Touche LLP, or other independent public accountants of nationally recognized standing;

            (c) (i) together with each delivery of financial statements pursuant to (a) and (b) above, an Officers' Certificate of the Company stating that the officers executing such certificate have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and
(ii) together with each delivery of financial statements for each month and Fiscal Year, a compliance certificate of the chief financial officer or treasurer of the Company (x) providing details of all

Affiliate Transactions during the period covered by such financial statements and (y) if not specified in the financial statements delivered pursuant to (a) or (b) above, as the case may be, specifying the aggregate amount of interest paid or accrued and the aggregate amount of depreciation and amortization charged, during such accounting period;

            (d) together with each delivery of financial statements pursuant to
(b) above, a written statement by the independent public accountants giving the report thereon stating that in connection with their audit nothing came to their attention that caused them to believe that a default existed under Article VIII of this Agreement, insofar as they relate to financial and accounting matters;

            (e) promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

            (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions and
(iii) all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company;

            (g) promptly upon any officer of the Company obtaining knowledge (i) of the existence of any Default, or becoming aware that the holder of any Debt of the Company has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in the Company's certified accountant or any resignation, or decision not to stand for re-election, by any member of the Company's board of directors, (iii) that any Person has given any notice to the Company or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound or (iv) of the institution of any litigation or arbitration involving an alleged liability of the Company or any of its

Subsidiaries equal to or greater than $250,000 or any adverse determination in any litigation or arbitration involving a potential liability of the Company or any of its Subsidiaries equal to or greater than $250,000, an Officers' Certificate of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Default), event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

            (i) simultaneously, with the financial statements referred to in (a) above, amendments, if any, to the budgets and forecasts most recently delivered pursuant to Section 6.01(k);

            (j) copies of any reports or notices related to taxes and any other material reports or notices received by the Company from, or filed by the Company with, any Federal, state or local governmental agency or body regulating the activities of the Company;

            (k) within 30 days after the start of each Fiscal Year, the Company's annual operating and capital expenditure budgets and cash flow forecast for the following Fiscal Year presented on a monthly basis, which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders; and


            (l) with reasonable promptness, such other information and data with respect to the Company as from time to time may be reasonably requested by any Lender.

            SECTION 6.02. Payment of Obligations. The Company (i) shall pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including tax liabilities, except where the same may be the subject of a Permitted Contest, (ii) shall maintain, and cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (iii)shall not breach or permit any of its Subsidiaries to breach, in any material respect, or permit to exist any material default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound.

            SECTION 6.03. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing herein shall prevent the merger and dissolution of any Subsidiary of the Company into the Company so long as the Company is the surviving corporation.

            SECTION 6.04. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) The Company will maintain, and will cause each of its Subsidiaries to maintain, (i) physical damage insurance on all real and personal property on an all risks basis, covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part I of Schedule 6.04,
(ii) public liability insurance (including products/completed operations liability coverage) covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of Schedule
6.04 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A or such other insurers as the Required Lenders may approve in writing; provided that workers' compensation liability insurance may be provided by Golden Eagle Insurance Company so long as its A.M. Best policyholders rating is not less than B. On or prior to the Effective Date, the Company shall cause the Agent to be named as an insured party and loss payee on each insurance policy required to be maintained pursuant to this Section 6.04(b). The Company will deliver to the Lenders upon the request of any Lender through the Agent from time to time full information as to the insurance carried, (i) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (ii) forthwith, notice of any cancellation or nonrenewal of coverage by the Company. Any proceeds in excess of $100,000 from any Casualty Insurance Policy which are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Company or any of its Subsidiaries receives a condemnation award or other compensation in excess of $100,000, shall be paid to the Agent to be held, applied or released in accordance with Section 5 of the Security Agreement.

            (c) The Company shall maintain a term life insurance policy in form and substance and issued by a life insurance company, in each case acceptable to the Agent in its sole good faith discretion, with respect to Marvin Winkler in an amount not less than $5,000,000 (the "Key-Man Life Insurance Policy"). Any proceeds payable to the Company under the Key-Man Life Insurance Policy shall be paid to the Agent for application in accordance with Section 5 of the Security Agreement and the Company will, at the time of issuance of the Key-Man Life Insurance Policy, deliver to the Agent a duly executed instrument of assignment assigning such policy to the Agent.

            SECTION 6.05. Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder).

            SECTION 6.06. Inspection of Property, Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective inventories and accounts receivable and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            SECTION 6.07. Use of Proceeds. None of the proceeds of the Loans have been used in violation of any applicable law or regulation.

            SECTION 6.08. Further Assurances. The Company will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (x) as may from time to time be necessary or as the Required Lenders may from time to time request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lenders to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Permitted Liens and (y) as the Required Lenders may from time to time request, to establish, preserve, protect and perfect first priority Liens in favor of the Lenders on any and all assets of the Company and its Subsidiaries, now owned or hereafter acquired, that are not Collateral on the date hereof. The Company shall promptly give notice to the Agent of the acquisition after the Effective Date by the Company or any Subsidiary of any real property (including leaseholds in respect of real property), trademark, copyright or patent.

            SECTION 6.09. Lenders' Meetings. Upon the request of the Lenders, the Company will conduct a meeting with the Lenders to discuss the financial condition of the Company at which shall be present the chief executive officer and the chief financial officer of the Company and such other officers of the Company as the Company's chief executive officer shall designate. Such meetings shall be held at a time and place convenient to the Lenders and to the Company; provided that any such meeting may be held telephonically unless the Required Lenders request otherwise.

            SECTION 6.10. Consummation of the Acquisition. The Company will cause the closing of the Acquisition to occur prior to the making of the Loans on the Effective Date, and will not without the prior written consent of the Required Lenders waive any condition to its obligations to consummate the Acquisition.

            SECTION 6.11. Hazardous Materials; Remediation. The Company will (i) promptly give notice to the Lenders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware of, (x) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, or due to the operations or activities of the Company, any Subsidiary or any other Person on or in connection with any such property or any part thereof or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; (ii) promptly comply with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide evidence satisfactory to the Required Lenders of such compliance except where such compliance is the subject of a

Permitted Contest, provided that no such contest shall subject (x) the Company or any of its Subsidiaries to any risk of any criminal liability or additional civil liability, (y) the Lenders to any risk of any liability or (z) the property in question to any risk of the imposition of a Lien; and (iii) provide the Lenders, within 30 days after demand therefor by the Required Lenders, with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of the Required Lenders that sufficient funds are available, or otherwise establish to the satisfaction of the Required Lenders that sufficient funds are available, to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any such property as a result thereof.

            SECTION 6.12. Enforcement of Covenants Not to Compete. The Company shall preserve, protect and defend, to the extent permitted by applicable law, all of its rights, if any, with respect to any covenant not to compete contained in any of the material contracts of the Company or contained in any employment agreement with any employee whose annual salary and other compensation payable by the Company and its Subsidiaries is $100,000 or more.

            SECTION 6.13. Landlord and Warehouseman Waivers. The Company shall use its best efforts to deliver to the Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Agent under each existing lease, warehouse agreement or similar agreement to which the Company or any Subsidiary is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Company will obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Company or any Subsidiary.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            The Company agrees that so long as any amount payable under any Note remains unpaid:

            SECTION 7.01. Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

            (a) Debt of the Company outstanding on the date of this Agreement as set forth in Schedule 7.01;

            (b) Debt of the Company under the Financing Documents;


            (c) Debt of the Company or any of its Subsidiaries incurred or assumed for the purpose of financing all or any part of the cost of acquiring any asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $350,000;

            (d) Debt of the Company or any Subsidiary incurred for the purpose of refinancing Debt permitted under Section 7.01(c) above; provided that (i) the aggregate principal amount of such Debt does not exceed the then outstanding principal amount of Debt being refinanced and (ii) no Subsidiary is an obligor with respect thereto that was not an obligor with respect to the Debt being refinanced;

            (e) Debt of the Company or any of its Subsidiaries to a wholly-owned Subsidiary of the Company, or of any Subsidiary of the Company to the Company;

            (f) Debt of the Company under the Purchase Notes (as defined in the Stock Purchase Agreement);

            (g) Debt of the Company in respect of letters of credit and guarantees issued for the account of the Company; provided that the aggregate outstanding amount of such Debt shall at no time exceed $1,000,000;

            (h) Debt of the Company under the Working Capital Facility in an aggregate principal amount outstanding at no time in excess of the sum (i) the sum of (x) 85% of "Eligible Receivables" (as defined in the Working Capital Facility) plus (y) 50% of "Eligible Inventory" (as defined in the Working Capital Facility) at such time plus (ii) $5,000,000; and

            (i) Debt of the Company not otherwise permitted by clauses (a) through (h), inclusive, of this Section 7.01 in an aggregate principal amount outstanding at no time in excess of $500,000.

            SECTION 7.02. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) any Lien on any asset securing Debt permitted under Section 7.01(c) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (b) Liens securing Debt under the Working Capital Facility;

            (c) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;


            (d) Liens created by the Security Documents; and

            (e) Liens securing Debt permitted under Section 7.01(d); provided that such Debt is not secured by any assets other than the assets which secured the Debt being refinanced.

            SECTION 7.03. Capital Stock. (a) The Company shall not permit any of its Subsidiaries to issue any shares of capital stock except shares of capital stock issued by any Subsidiary to the Company.

            (b) The Company shall not issue any capital stock unless arrangements satisfactory to the Agent have been made to cause such capital stock to be pledged to it under the Security Documents and for the holder of such capital stock to be bound thereby.

            SECTION 7.04. ERISA. The Company will not, and will not permit any of its Subsidiaries to:

            (a) engage in any transaction in connection with which the Company or any of its Subsidiaries could be subject to any material liability arising from either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

            (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any member of the ERISA Group to the PBGC;

            (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

            (d) permit the present value of all benefit liabilities under all Plans to exceed the fair market value of the assets of such Plans; or

            (e) fail to make any payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

            SECTION 7.05. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, (i) consolidate or merge with or into any other Person (other than mergers of Subsidiaries into the Company as permitted by Section 6.03) or (ii) sell, lease or otherwise transfer, directly or indirectly, any of its or their assets, other than (x) sales of inventory in the ordinary course of their respective businesses and sales of accounts receivable pursuant to the Working Capital Facility and (y) dispositions for cash and fair value of assets that the board of directors of the Company determines in good faith are no longer used or useful in the business of the Company and its Subsidiaries, provided that immediately after any such disposition, the aggregate fair market value of all such assets disposed of pursuant to this clause (y) during the Fiscal Year in which such disposition is made does not exceed $50,000.

            SECTION 7.06. Purchase of Assets, Investments. The Company will not, and will not permit any Subsidiary to, acquire any assets other than in the ordinary course of business. The Company will not, and will not permit any Subsidiary to, make, acquire or own any Investment in any Person other than (a) Temporary Cash Investments and (b) Investments in Subsidiaries made after the date hereof in an aggregate amount not exceeding $5,000. Without limiting the generality of the foregoing, the Company will not, and will not permit any Subsidiary to, (i) acquire or create any Subsidiary without (x) the consent of the Required Lenders and (y) arrangements satisfactory to the Required Lenders for a pledge of the stock of such Subsidiary to the Agent for the benefit of the Lenders and a guaranty by such Subsidiary of the obligations of the Company hereunder or (ii) engage in any joint venture or partnership with any other Person.

            SECTION 7.07. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or stockholder of the Company or any affiliate of any such stockholder (an "Affiliate Transaction") on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time from a Person who is not an Affiliate of the Company or stockholder of the Company or an affiliate of such stockholder, as the case may be; provided that
(i) if and for so long as the Signal Agreement shall be in full force and effect and the security interests created thereby are valid and perfected security interests, then transactions between the Company or any of its Subsidiaries and Signal shall not be "Affiliate Transactions" for purposes hereof and (ii) if and for so long as The Shirt Shed Agreement shall be in full force and effect and the security interests created thereby are valid and perfected security interests, then transactions between the Company or any of its Subsidiaries and The Shirt Shed, Inc. shall not be "Affiliate Transactions" for purposes hereof.

            SECTION 7.08. Amendments or Waivers. (a) Without the prior written consent of the Required Lenders, the Company will not, and will not permit any Subsidiary to, agree to any amendment to or waiver of or in respect of the certificate of incorporation of the Company or any Operative Document or any other material amendment to or waiver of any material contract constituting a part of the Collateral in any manner which could adversely affect the Company or the rights of the Lenders under the Financing Documents or their ability to enforce the same.

            (b) The Company shall immediately notify the Agent if the Company or any other Person gives any notice of its intent to, or takes any other action to, terminate the Working Capital Facility.


            SECTION 7.09. Fiscal Year. The Company shall not change its fiscal year from a fiscal year ending December 31.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.01. Events of Default. If any one or more of the following events (hereinafter called "Events of Default") shall occur and be continuing for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise):

            (a) the Company shall fail to pay any principal when due or shall fail to pay any interest or premium on any Note, or any fees or any other amount payable hereunder within three Business Days of the date when due;

            (b) the Company shall fail to observe or perform any covenant contained in Section 6.04, or Article VII hereof, or Section 5 or Sections 4(A),
(E) or (I) of the Security Agreement;

            (c) the Company or any of its Subsidiaries, stockholders or Affiliates shall fail to observe or perform any covenant or agreement contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Agent;

            (d) any representation, warranty, certification or statement made by the Company in any Financing Document or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

            (e) the Company or any of its Subsidiaries shall fail to make any payment in respect of any Debt (other than the Notes) arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000;

            (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than the Notes) of the Company or any of its Subsidiaries arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (g) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000;

            (j) a judgment or order for the payment of money in excess of $50,000 shall be rendered against the Company or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 20 days;

            (k) Signal (and/or its wholly-owned Subsidiaries) shall cease to be the registered and beneficial owner of 100% of the capital stock of the Company;

            (l) the auditor's report or reports on the audited statements delivered pursuant to Section 6.01 shall include any material qualification (including with respect to the scope of audit) or exception;

            (m) the Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or the Company, any Subsidiary, Signal or any stockholder or Affiliate of the Company or Signal shall so assert in writing;

            (n) the Company shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 20 days beyond any period for which any business interruption insurance policy of the Company shall provide full coverage to the Company of any losses and lost profits;

            (o) Signal or any of its subsidiaries, stockholders or affiliates or KKE shall fail to observe or perform any of their respective obligations under the Security Documents to which they are a party for a period of 30 days or more after notice thereof has been given by the Agent;

            (p) an "Event of Default" under the Working Capital Facility shall occur; or

            (q) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party (other than the Lenders or the Agent) shall so assert in writing or the Agent shall for any reason not have (for the benefit of the secured parties as set forth in the Security Documents) as collateral security for the Notes and the other obligations of the Company, or of Signal, or any of its subsidiaries, stockholders or affiliates, or of KKE under the Financing Documents, a valid and perfected Lien on the property, rights and revenues intended to be covered by the Security Documents;

then, and in every such event and at any time thereafter during the continuance of such event, the Agent shall if requested by the Required Lenders, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Agent or the Lenders, all of the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                   ARTICLE IX

                         FEES, EXPENSES AND INDEMNITIES;
                     GENERAL PROVISIONS RELATING TO PAYMENTS

            SECTION 9.01. Computation of Interest. All interest hereunder and under the Notes shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

            SECTION 9.02. General Provisions Regarding Payments. (a) All payments (including prepayments) to be made by the Company under any Financing Document, including payments of principal of and premium and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds.

            (b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Company shall make all payments in immediately available funds to each Lender's Payment Account before 1:00 P.M. (New York City time) on the date when due. Each payment (including prepayments) by the Company on account of principal of and interest on any Loans shall be made pro rata according to the respective outstanding principal amounts of such Class of Loans held by each Lender. All amounts payable by the Company hereunder or under any other Financing Document not paid when due (other than payments of principal and interest on the Notes, which shall bear interest as set forth therein) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 5% plus the rate announced by Nations Bank of North Carolina, N.A. from time to time as its prime rate (calculated on the basis of a 360-day year for the actual number of days elapsed).

            SECTION 9.03. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay on demand (i) all costs and expenses of preparation of this Agreement, the other Financing Documents and of the Company's performance of and compliance with all agreements and conditions contained herein and therein, (ii) the reasonable fees and expenses and disbursements of counsel (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent) to, and independent appraisers and consultants retained by, the Lenders in connection with the negotiation, preparation, execution and administration of this Agreement, the other Financing Documents and any amendments hereto or thereto and waivers hereof and thereof, (iii) all costs and expenses of creating, perfecting and maintaining Liens pursuant to the Financing Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, title investigations and fees and expenses of such local counsel as the Agent shall request and (iv) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including reasonable fees and disbursements of counsel (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided that the fees and reasonably estimated expenses and disbursements of counsel to the Lenders incurred in connection with negotiation, preparation and execution of the Operative Documents and the consummation of the transactions contemplated thereby to occur on the Effective Date shall be paid by the Company on the Effective Date (with payment for expenses and disbursements to be adjusted subsequent to the Effective Date if the foregoing estimates exceed or fall short of the actual amounts).

            SECTION 9.04. Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold harmless the Agent and each Lender and any subsequent holder of any of the Notes, and the officers, directors, employees and agents of the Agent, each Lender and such holders (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, and the expenses of investigation by engineers, environmental consultants and similar technical personnel), which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Company or any of its Subsidiaries of any Hazardous

Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Company or any of its Subsidiaries, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes, except that the Company shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or wilful misconduct of such Indemnitee. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, the Company hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

            SECTION 9.05. Taxes. The Company agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on any Lender or any holder of a Note), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the other Financing Documents, or the issuance of the Notes, and to indemnify and hold each Lender and each and every holder of the Notes, harmless against liability in connection with any such assessments, charges or taxes.

            SECTION 9.06. Maximum Interest. (a) In no event shall the interest charged with respect to the Notes or any other obligations of the Company under the Financing Documents exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction.

            (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or under any Note or other Financing Document (the "Stated Rate") would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Company shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

            (c) In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

            (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

            (e) If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Company.

                                    ARTICLE X

                                    THE AGENT


            SECTION 10.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to enter into each of the Security Documents on its behalf and to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 10.02. Agent and Affiliates. Greyrock Capital Group Inc. shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Greyrock Capital Group Inc. and its affiliates may lend money to and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

            SECTION 10.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein and under the other Financing Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VIII.

            SECTION 10.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 10.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 10.06. Indemnification. Each Lender shall ratably indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder or thereunder.

            SECTION 10.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

            SECTION 10.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank, finance company, insurance company or other financial institution organized or licensed under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01. Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the other Operative Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Articles IX and X shall survive the payment of the Notes and the termination of this Agreement.

            SECTION 11.02. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 11.03. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy or telex number set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Company and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answerback is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

            SECTION 11.04. Severability. In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or fees hereunder, (iii) postpone the date fixed for any payment of principal of any Loan pursuant to Section 2.04(a) or 3.04(a), or of interest on any Loan or any fees hereunder or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

            SECTION 11.06. Successors and Assigns; Registration. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or Warrant), except that the Company may not assign or otherwise transfer any of its. rights under this Agreement without the prior written consent of all Lenders.

            (b) The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee of any Note and, in the event of such transfer or assignment, the rights and privileges herein conferred upon the assigning Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Any assignment shall be for an equal percentage of each Class of such assignor Lender's Loans, and any such assignee Lender shall, upon its registration in the Note Register referred to below, become a "Lender" for all purposes hereunder. No such assignment by Greyrock Capital shall result in Greyrock Capital holding less than 51% of the aggregate unpaid principal amount of the Loans, or, if no Loans are outstanding, having less than 51% of the aggregate amount of the Commitments; provided that Greyrock Capital may assign or otherwise transfer all or any portion of its Loans and Commitments if at any time it shall, in the judgment of Greyrock Capital, become unlawful under, or violate, any statute, regulation, judgment, order or decree applicable to Greyrock Capital for Greyrock Capital to make, maintain or fund its Loans, such determination by Greyrock Capital Group Inc. to be conclusive.

            (c) Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Company for exchange or registration of transfer, and the Company will promptly execute and deliver in exchange therefor new Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender's Notes are assigned) and the name of the assignee Lender.

            (d) The Company shall maintain a register (the "Note Register") of the Lenders and all assignee Lenders that are the holders of all the Notes issued pursuant to this Agreement. The Company will allow any Lender to inspect and copy such list at the Company's principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note, the Company may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium and interest on such Note and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary .

            (e) Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Notes solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in the Notes, (iii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, including a complete loss of its investment.

            (f) Each Lender understands that the Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer any of the Notes, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) to a person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

            (g) Each Lender understands that the Notes will, unless otherwise agreed by the Company and the holder thereof, bear a legend to the following effect:

            THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY,
            (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

            (h) If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Company, or if any Lender claims that any of its Notes has been lost, destroyed or wrongfully taken, the Company shall execute and deliver to such Lender a replacement Note, upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note and receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if such Lender is Greyrock Capital, then a written agreement of indemnity given by Greyrock Capital alone shall be satisfactory to the Company and no further security shall be required), and such lost, destroyed, mutilated, surrendered or wrongfully taken Note shall thereupon be deemed to be canceled for all purposes hereof. Any costs and expenses of the Company in replacing any such Note shall be for the account of such Lender.

            (i) Notwithstanding any other provision hereof or of any other Operative Document, if the Company or any Affiliate purchases any Note or any interest in any Loan, such Note or interest shall thereupon be canceled, no new Note or interest shall be substituted therefor and the Company or such Affiliate, as the case may be, shall not be a "Lender" for purposes of any of the Operative Documents or be assigned the rights of any Lender.

            SECTION 11.07. Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.


            SECTION 11.08. Headings. Headings and captions used in the Financing Documents (including the Exhibits and Schedules hereto and thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 11.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section
11.03 (except that process may not be served by telecopy). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 11.10. Notice of Breach by Agent or Lender. The Company agrees to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Financing Document or the obligations of the Company under this Agreement or any other Financing Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any obligations of the Company under this Agreement or any other Financing Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. The Company agrees, to the fullest extent that it may lawfully do so, that unless such notice is given promptly (and in any event within 60 days after the Company has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), the Company shall not assert, and the Company shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

            SECTION 11.11. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO

THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            SECTION 11.12. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto, were upon the same instrument. This Agreement, the other Financing Documents, the Investors Agreement and the Warrants constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    AMERICAN MARKETING WORKS, INC.


                                    By:__________________________________
                                    Title:
                                    Address: 228 Manhattan Beach Blvd.
                                    Suite 305
                                    Manhattan Beach, CA 90266
                                    Telecopy number:

                                    Company Account Designation:

                                    Manufacturers Bank
                                    ABA No.: 122226076
                                    Account No.: 90048806
                                    Account Name: American Marketing Works, Inc.

                                    GREYROCK CAPITAL GROUP INC.
                                    as Lender and Agent

                                    By:__________________________________
                                       Title:
                                    One Canterbury Green
                                    P.O. Box 120013
                                    Stamford, CT  06912-0013
                                    Telecopy:  203-352-4102

                                    Payment Account Designation:

                                    First Chicago National Bank
                                    Chicago, Illinois
                                    ABA Number: 071000013
                                    Account Number: 52-56933
                                    Account Name: Greyrock Capital Group Inc.

                                    Reference: American Marketing Works, Inc.

                                    Agent Payment Account:

                                    First Chicago National Bank
                                    Chicago, Illinois
                                    ABA Number: 071000013
                                    Account Number: 52-56933
                                    Account Name: Greyrock Capital Group Inc.

                                    Reference: American Marketing Works, Inc.

                                                                       EXHIBIT A

      THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                         AMERICAN MARKETING WORKS, INC.

                                 TRANCHE A NOTE

$4,750,000.00                                                  February 16, 1993

            AMERICAN MARKETING WORKS, INC., a Delaware corporation (together with its successors, the "Company"), for value received, promises to pay GREYROCK CAPITAL GROUP INC. (the "Lender"), or registered assigns, an aggregate principal amount of FOUR MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($4,750,000), or the aggregate outstanding principal amount of the Tranche A Loans made by such Lender, whichever is less, on June 30, 1995 (or if such day is not a Business Day, on the next succeeding Business Day) (the "Maturity Date"), and to pay, in arrears on the first day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing with December 1, 1994, until the Maturity Date and on the Maturity Date, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount hereof from time to time at a rate equal to the sum of 4.75% per annum plus the Commercial Paper Rate (as hereinafter defined) (but not at a rate higher than the highest rate permitted by applicable law), and to pay on demand interest at a rate equal to the sum of 6.75% per annum plus the Commercial Paper Rate (but not at a rate higher than the highest rate permitted by applicable law) on any overdue principal, premium and interest from the due date thereof to the date of actual payment (after as well as before judgment and during bankruptcy). Changes in the rate of interest applicable hereto shall occur as of the opening of business on any day on which the Commercial Paper Rate changes.

            "Commercial Paper Rate" means for any day in any calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the one month Commercial Paper Rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of

New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "Interest Determination Date" means November 1, 1994 and the first Business Day of each calendar month thereafter.

            This Note is one of the Tranche A Notes referred to in the Amended and Restated Credit Agreement dated as of February 16, 1993 (as amended from time to time, the "Credit Agreement") among the Company, the lenders referred to therein and Greyrock Capital Group Inc. (as successor to U S WEST Financial Services, Inc.), as Agent. The Credit Agreement and the Security Documents referred to therein contain additional rights of the holder of, and the security for, this Note. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

            If an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest hereon may become or be declared forthwith due and payable in the manner and with the effect provided in the Credit Agreement.

            This Note also may and must be prepaid as provided in the Credit Agreement, together with any premiums set forth therein, under the circumstances therein described.

            Payments of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first above written .

                                        AMERICAN MARKETING WORKS, INC.


                                        By:__________________________________
                                               Title:

                                                                       EXHIBIT B

      THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                          AMERICAN MARKETING WORKS INC.

                                 TRANCHE B NOTE

$1,750,000.00                                                  February 16, 1993

            AMERICAN MARKETING WORKS, INC., a Delaware corporation (together with its successors, the "Company"), for value received, promises to pay GREYROCK CAPITAL GROUP INC. (the "Lender"), or registered assigns, an aggregate principal amount of ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($1,750,000), or the aggregate outstanding principal amount of the Tranche B Loans made by such Lender, whichever is less, on June 30, 1995 (or if such day is not a Business Day, on the next succeeding Business Day) (the "Maturity Date"), and to pay, in arrears on the first day of each calendar month (or, if any such day is not a Business Day, on the next succeeding Business Day), commencing with December 1, 1994, until the Maturity Date and on the Maturity Date, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount hereof from time to time at a rate equal to the sum of 7.65% per annum plus the Commercial Paper Rate (as hereinafter defined) (but not at a rate higher than the highest rate permitted by applicable law), and to pay on demand interest at a rate equal to the sum of 9.65% per annum plus the Commercial Paper Rate (but not at a rate higher than the highest rate permitted by applicable law) on any overdue principal, premium and interest from the due date thereof to the date of actual payment (after as well as before judgment and during bankruptcy). Changes in the rate of interest applicable hereto shall occur as of the opening of business or any day on which the Commercial Paper Rate changes.

            "Commercial Paper Rate" means for any day in any calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the one month Commercial Paper Rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of

New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "Interest Determination Date" means November 1, 1994 and the first Business Day of each calendar month thereafter.

            This Note is one of the Tranche B Notes referred to in the Amended and Restated Credit Agreement dated as of February 16, 1993 (as amended from time to time, the "Credit Agreement") among the Company, the lenders referred to therein and Greyrock Capital Group Inc. (as successor to U S WEST Financial Services, Inc.), as Agent. The Credit Agreement and the Security Documents referred to therein contain additional rights of the holder of, and the security for, this Note. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

            If an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest hereon may become or be declared forthwith due and payable in the manner and with the effect Provided in the Credit Agreement.

            This Note also may and must be prepaid as provided in the Credit Agreement, together with any premiums set forth therein, under the circumstances therein described.

            Payments of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first above written.



                                        AMERICAN MARKETING WORKS, INC.


                                        By:__________________________________
                                                Title: